Exhibit 10.1

AMENDMENT NO. 21 AND WAIVER TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 21 AND WAIVER, dated as of April 23, 2010 (the “Amendment and Waiver”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

A.            The Co-Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement pursuant to which the Administrative Agent and the Lenders provided funding and financial accommodations to the Co-Borrowers, the terms and conditions of which are more fully and particularly set forth in the Credit Agreement and the other Loan Documents delivered in connection therewith.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

B.            The obligations of the Co-Borrowers to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are secured by security interests and liens on their respective property as more fully and particularly set forth in the Security Documents.

C.            The Co-Borrowers advised the Administrative Agent and the Lenders, which notice was confirmed by Letters dated January 22, 2010 and February 8, 2010 of the existence of one or more Defaults or Events of Default under the Credit Agreement, including, without limitation, the Events of Default arising because of the Co-Borrowers’ non-compliance with (a) Section 3.03(b) of the Credit Agreement, Mandatory Prepayment, requiring the immediate payment or prepayment of so much of the Loans as shall be necessary in order for the Aggregate RC Outstandings not to exceed the Borrowing Base, and the failure of the Co-Borrowers to pledge Cash Collateral in accordance with Section 3.03(b) of the Credit Agreement, (b) Section 7.13(b) of the Credit Agreement, Minimum Capital Base, for the fiscal quarter ended June 30, 2009, (c) Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated

EBITDA, for the fiscal quarters ended June 30, 2009 and September 30, 2009, (d) Section 7.13(e) of the Credit Agreement, No Consolidated Net Loss, for the fiscal quarters ended June 30, 2009 and September 30, 2009 and at all times thereafter; and (e) Section 3.2 of Amendment No. 20 and Waiver to Credit Agreement, dated as of August 27, 2009, requiring Consolidated EBITDA of not less than $460,000 for the month ending September 30, 2009.  In addition, the Co-Borrowers failed to repay the Revolving Credit Loan on the Revolving Credit Commitment Termination Date of March 30, 2010.

D.            The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend and waive certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Co-Borrowers, the Administrative Agent and the Lenders (collectively, the “Parties”) agree as follows:

ARTICLE I.

Amendments to Credit Agreement.

Section 1.01.          The following definitions in Section 1.01 of the Credit Agreement are each hereby amended in their entirety to provide as follows:

“Additional Term Loan Commitment” shall mean the aggregate of the Additional Term Loan Commitments in effect on the Amendment No. 21 Effective Date, which shall be $5,337,000.

“Available Revolving Credit Commitment” shall mean at any time the lesser of (a) the Borrowing Base less the sum of (i) Aggregate RC Outstandings and (ii) $750,000 or (b) the Revolving Credit Commitment less Aggregate Outstandings.

“Borrowing Base” shall mean as of any Borrowing Date an amount equal to the sum of (a) 80% of the value of the Co-Borrowers’ Eligible Accounts Receivable (other than the Stair Business Eligible Accounts Receivable), plus (b) the lesser of (i) 50% of the aggregate value of the Co-Borrowers’ Eligible Inventory (other than the Stair Business Eligible Inventory), and (ii) $10,000,000, for the period from the Amendment No. 21 Effective Date and thereafter, all as further described in the Borrowing Base Certificate; provided, however, such percentages and the foregoing inventory limitation may be revised from time to time solely by the Required Lenders in their Permitted Discretion (i) after review of each field audit of the Co-Borrowers’ receivables and inventory, upon 30 days’ prior written notice to the Co-Borrowers, so long as no Default or Event of Default has occurred and is then continuing or (ii) immediately upon written notice if a Default or Event of Default has occurred and is then continuing.  The value of all Eligible Inventory shall be determined at the lower of cost or market value on a first in first out basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.  Notwithstanding anything to the contrary, the amount of Eligible Inventory which is attributable to Foreign Inventory shall be limited to $1,500,000 for purposes of determining the Borrowing Base.

“Eligible Inventory” shall mean all inventory (including raw materials) of the Obligors’ located in the United States and Foreign Inventory, without duplication, which meet all of the following specifications:  (a) the inventory is lawfully owned by an Obligor, is not subject to any lien, claim, security interest or prior assignment and is not obsolete, (b) other than with respect to Foreign Inventory the inventory is stored on property that is either owned or leased by such Obligor or owned or leased by a warehousemen that has contracted with such Obligor to store inventory on such warehousemen’s property, provided that, with respect to inventory stored on property leased by an Obligor, such Obligor shall have delivered in favor of the Administrative Agent an appropriate lien waiver (in form and substance reasonably satisfactory to the Administrative Agent) executed by the Landlord, and with respect to inventory stored on the property owned or leased by a warehousemen, such Obligor shall have delivered to the Administrative Agent an appropriate lien waiver (in form and substance reasonably satisfactory to the Administrative Agent) executed by the warehousemen, provided further that, in the event that the Co-Borrowers shall not have delivered to the Administrative Agent a lien waiver reasonably satisfactory to the Administrative Agent executed by such Landlord or warehousemen, the Administrative Agent may elect to reserve against such inventory held at such location in an amount to be determined by the Administrative Agent in its Permitted Discretion; (c) the Obligor has the right of assignment thereof and the power to grant liens and security interests therein; (d) the inventory arose or was acquired in the ordinary course of such Obligor’s business, and no portion thereof represents defective or damaged goods or perishable goods or unsalable goods or any reserve for such items; (e) no accounts receivable or document to title has been created or issued with respect to such inventory; (f) the inventory is readily marketable for sale or lease by the applicable Obligor, (g) the inventory does not consist of any work-in-process, packaging materials and supplies, supplies (other than supplies held for sale), obsolete goods, slow moving goods, goods in transit to third parties or consigned inventory or, other than with respect to Foreign Inventory, inventory in transit, (h) the value of the inventory is net of any reserve for indirect and warranty costs,”

“Revolving Credit Commitment Termination Date” shall mean January 1, 2011.

“Subordinated Debt” or “Subordinated Indebtedness” shall mean all debt which is subordinated in right of payment to the prior indefeasible payment in full of the Obligations of the Obligor party to such Subordinated Debt or Subordinated Indebtedness, such subordination to be on terms satisfactory to and approved in writing by the Required Lenders.  The Horowitz Subordinated Note and the Schorr Subordinated Note each constitutes Subordinated Debt.

“Subordination Agreements” shall mean the Hytech Subordination Agreement, the Horowitz Subordination Agreement and the Schorr Subordination Agreement.

“Total Commitment” shall mean at any time, the aggregate of the Commitments in effect at such time, which, as of the Amendment No. 21 Effective Date, shall be $21,837,000.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time, which, as of the Amendment No. 21 Effective Date, shall be $16,500,000, as the same may be otherwise adjusted from time to time pursuant to the terms of the Credit Agreement.

Section 1.02.          The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Amendment No. 21” shall mean this Amendment No. 21 and Waiver to Credit Agreement, dated as of the Amendment No. 21 Effective Date, among the Co-Borrowers, the Lenders and the Administrative Agent.

“Amendment No. 21 Effective Date” shall mean April 23, 2010.

“Horowitz” means Richard A. Horowitz.

“Horowitz Documents” shall mean the Horowitz Subordinated Note, the Horowitz/Schorr Security Agreement and the Horowitz/Schorr Indemnification Agreement.

“Horowitz/Schorr Indemnification Agreement” shall mean the Indemnification Agreement in the form of Exhibit P hereto to be executed and delivered by P&F, Horowitz and Schorr on or before the Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

“Horowitz/Schorr Security Agreement” shall mean the Security Agreement in the form of Exhibit Q hereto to be executed and delivered by each of the Co-Borrowers, Horowitz and Schorr on or before the

Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

“Horowitz Subordinated Note” shall mean the Secured Subordinated Promissory Note in the original principal amount of $250,000 in the form of Exhibit R hereto to be executed and delivered by the Co-Borrowers to Schorr on or before the Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

“Horowitz Subordination Agreement” shall mean the Subordination and Intercreditor Agreement in the form of Exhibit S hereto to be entered into among the Co-Borrowers, the Administrative Agent and Horowitz on or before the Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

“Schorr” means Marc Schorr.

“Schorr Documents” shall mean the Schorr Subordinated Note and the Horowitz/Schorr Security Agreement.

“Schorr Subordinated Note” shall mean the Secured Subordinated Promissory Note in the original principal amount of $500,000 in the form of Exhibit T hereto to be executed and delivered by the Co-Borrowers to Schorr on or before the Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

“Schorr Subordination Agreement” shall mean the Subordination and Intercreditor Agreement in the form of Exhibit S hereto to be entered into among the Co-Borrowers, the Administrative Agent and Schorr on or before the Amendment No. 21 Effective Date, as amended, restated, supplemented or modified from time to time.

Section 1.03.          Section 2.01 of the Credit Agreement is hereby amended by amending and restating clause (ii) thereof to provide as follows:

“(ii) Aggregate RC Outstandings would exceed the Borrowing Base less $750,000.”

Section 1.04.          Section 2.01 of the Credit Agreement is hereby amended to add the following new subsection “(f)” immediately following subsection “(e)” thereof:

“(f) (i) notwithstanding anything to the contrary set forth in this Agreement, for the period commencing on the Amendment No. 21 Effective Date and ending June 11, 2010, the Co-Borrowers shall have no right to request, and the Lenders shall have no obligation to extend, any additional Revolving Credit Loan.

(ii) From and after June 12, 2010, the Co-Borrowers shall substantiate the need, due to a cash flow deficit, for any additional Revolving Credit Loan by submission to the Lenders of an updated rolling 13-week cash flow forecast, delivered in accordance with Section 6.03(k) of this Agreement.”

Section 1.05.          Sections 6.03(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Co-Borrowers, a copy of the audited consolidated and unaudited consolidating balance sheet of P&F and its Subsidiaries as of the end of such year and the related audited consolidated and unaudited consolidating statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures for the previous fiscal year end, and accompanied by a report thereon of J.H. Cohn LLP in the case of such audited statements or other independent certified public accountants of recognized standing selected by the Co-Borrowers and reasonably satisfactory to the Required Lenders (the “Auditor”), which report shall be unqualified, prepared in accordance with GAAP on a consistent basis;

(b) as soon as available, but in any event not later than 20 days after the end of each calendar month of each fiscal year of the Co-Borrowers, commencing with the month ending March 31, 2010, a copy of the unaudited interim consolidated and consolidating balance sheet of P&F and its Subsidiaries as of the end of each such month, and the related unaudited interim consolidated and consolidating statements of income, shareholder equity and cash flow (i) as of the end of each such month, and (ii) for the portion of the fiscal year through such date, each delivered in the format attached hereto as Exhibit U and prepared by the Chief Financial Officer of P&F in accordance with GAAP, applied on a consistent basis and accompanied by a certificate to that effect executed by the Chief Financial Officer of P&F, provided the December monthly statements shall be subject to customary year end adjustments;”

Section 1.06.         Section 6.03 of the Credit Agreement is hereby amended to add the following new subsections “(j)” and “(k)” immediately following subsection “(i)” thereof:

“(j) on or prior to the twentieth (20th) day of each calendar month, a certificate prepared and signed by the Chief Financial Officer, Chief Executive Officer or Vice President of Finance of P&F as to whether or not, as of the close of such preceding calendar month, and at all times during such preceding calendar month, the Co-Borrowers were in compliance with all the provisions in this Agreement showing computation of financial covenants and attesting to compliance with negative covenants and the actual versus forecasted results of operations with respect to the covenants set forth in Section 7.13 of this Agreement.”

“(k) prior to the close of business on the business day immediately following the last business day of each week, a rolling 13-week cash flow forecast of the Co-Borrowers in the format attached hereto as Exhibit V.”

Section 1.07.         Article VI of the Credit Agreement is hereby amended to add the following Sections 6.16, 6.17 and 6.18 at the end thereof as follows:

SECTION 6.16 Horowitz Documents.  Deliver to the Administrative Agent, by no later than the Amendment No. 21 Effective Date, a counterpart of the Horowitz Subordination Agreement, duly executed by Horowitz and P&F, along with copies of the executed Horowitz Documents and evidence of the disbursement to the Co-Borrowers of the $250,000 loan evidenced by the Horowitz Subordinated Note.  Said loan proceeds shall be used solely for general working capital purposes of the Co-Borrowers including, but not limited to, the fees and expenses of counsel to Horowitz and Schorr in connection with the preparation and negotiation of the Horowitz Documents and the Schorr Documents.

SECTION 6.17 Schorr Documents.  Deliver to the Administrative Agent, by no later than the Amendment No. 21 Effective Date, a counterpart of the Schorr Subordination Agreement, duly executed by Schorr and P&F, along with copies of the executed Schorr Documents and evidence of the disbursement to the Co-Borrowers of the $500,000 loan evidenced by the Schorr Subordinated Note.  Said loan proceeds shall be used solely for general working capital purposes of the Co-Borrowers.

SECTION 6.18 Tax Refunds.  (a) Promptly notify each Lender of the receipt of any federal or state income tax refunds paid to the Co-Borrowers following the Amendment No. 21 Effective Date.  All refund proceeds shall be deposited by Co-Borrowers in an existing account maintained with the Administrative Agent.

(b)  The first $1,500,000 of tax refunds received by the Co-Borrowers shall, at the discretion of the Lenders, be applied to (i) Additional Term Loans outstanding and/or (ii) Revolving Credit Loans outstanding, in which case the Total Revolving Credit Commitment shall be permanently reduced by the amount of each such payment.

(c) All tax refunds received by the Co-Borrowers in excess of $1,500,000 shall be paid (i) 75% to the Co-Borrowers, whose share will be utilized solely to reduce the Co-Borrowers’ accounts payable, and (ii) 25% to the Lenders, which shall be applied in accordance with clause (b) above.”

Section 1.08.          Section 7.01 of the Credit Agreement is hereby amended by deleting the period at the end of clause “(m)” thereof and adding the word “and” and by adding new clause “(n)” at the end thereof as follows:

“(n)” Liens on personal property of the Co-Borrowers to be granted to Horowitz pursuant to the Horowitz Documents and to Schorr pursuant to the Schorr Documents, provided that such Liens are only granted to secure obligations under the Horowitz Documents and the Schorr Documents and that all such Liens shall be terminated following payment in full of the obligations described in the Horowitz Documents and the Schorr Documents.”

Section 1.09.          Section 7.02 of the Credit Agreement is hereby amended by deleting the period at the end of clause “(j)” thereof and adding the word “and “ and by adding new clause “(k)” at the end thereof as follows:

“(k)” Indebtedness of the Co-Borrowers owing to Horowitz under the Horowitz Documents and to Schorr under the Schorr Documents.

Section 1.10.          Co-Borrowers expressly acknowledge and agree that the covenant set forth in Section 7.06 of the Credit Agreement, Loans and Investments and Section 7.15 of the Credit Agreement, Transactions with Affiliates, shall be deemed to prohibit loans and/or advances to Richard Horowitz, Schorr and/or any Affiliate of the Co-Borrowers, other than another Co-Borrower.

Section 1.11.          Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(a) Intentionally Omitted

(b) Intentionally Omitted

(c) Intentionally Omitted

(d) Intentionally Omitted

(e) Intentionally Omitted

(f) Minimum EBITDA.  Achieve less than 85% of such amounts as are identified on the line item entitled “EBITDA” in the 2010 forecasted consolidating statements of operations attached hereto as Exhibit W, which shall be tested monthly on a year to date basis.

(g) Minimum Availability.  Achieve less than 85% of such amounts as are identified on the line item entitled “Total Availability” in the Forecast 2010 Monthly Consolidated Balance attached hereto as Exhibit X, which shall be tested monthly on a rolling three month basis.”

Section 1.12.          The following sentence shall be added to the end of Section 7.14 of the Credit Agreement:

“Co-Borrowers acknowledge and agree that without Lenders’ prior written consent, Co-Borrowers are prohibited from making any payment to Hy-Tech on account of the Junior Obligations (as such term is defined in the Hy-Tech Subordination Agreement).”

Section 1.13.          Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Section 7.15. Transactions with Affiliates.  Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate (other than (i) transactions with a Co-Borrower or a Guarantor, (ii) indemnification and compensation arrangements with officers and directors in their capacity as an officer or director, (iii) payment of dividends otherwise permitted by this Agreement and (iv) transactions evidenced, contemplated or provided for by the Horowitz Documents (and the Schorr Documents, to the extent Schorr might be deemed to be an Affiliate)), except in the ordinary course of and pursuant to the reasonable requirements of the business of such Co-Borrower or of its Subsidiary and upon fair and reasonable terms no less favorable to the such entity than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.”

Section 1.14.          Article VII of the Credit Agreement is hereby amended to add the following Section 7.20 immediately following Section 7.19 thereof:

“Section 7.20  Salary of Horowitz.  From and after April 1, 2010, pay Horowitz salary compensation at a rate in excess of $750,000 per year, provided that this Section shall not be deemed to prevent the accrual of any compensation due Horowitz in connection with his employment agreement dated February 12, 2007, as amended, with P&F.”

Section 1.15.          By virtue of his signature below, Richard Horowitz acknowledges and consents to the limitation imposed by Section 7.20 of the Credit Agreement.  He further acknowledges that compliance with such provision shall not constitute a breach of his employment agreement, dated February 12, 2007, as amended, with P&F.

Section 1.16.          Section 8.01 of the Credit Agreement is hereby amended by adding a new clause (k) at the end thereof as follows:

“(k) the occurrence of any default constituting an “event of default” pursuant to that certain (i) Mortgage, Security Agreement and Absolute Assignment of Leases from Countrywide to Wachovia Bank, N.A. dated as of May 24, 2002 and recorded in Official Records Book 11663, Page 770, of the public records of Hillsborough County, Florida, as amended, or (ii) Mortgage and Security Agreement from Florida Pneumatic to Wachovia Bank, N.A. dated February 26, 1999 and recorded in Official

Records Book 10955, Page 167, of the public records of Palm Beach County, Florida, as amended.”

Section 1.17.          Exhibit H attached to the Credit Agreement is hereby amended and replaced by Exhibit H attached hereto.  Exhibits P, Q, R, S, T, U, V, W and X attached to this Amendment and Waiver are hereby added as Exhibits P, Q, R, S, T, U, V, W and X to the Credit Agreement.

ARTICLE II.

Waivers

Section 2.01.          The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 3.03(b) of the Credit Agreement, Mandatory Prepayment, for all periods prior to the effective date of this Amendment and Waiver and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default.

Section 2.02.           The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 6.01(a) of the Credit Agreement for the fiscal year ended December 31, 2009, and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default, provided that such financial statements are furnished to the Administrative Agent and the Lenders on or before April 30, 2010.

Section 2.03.           The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 7.13(b) of the Credit Agreement, Minimum Capital Base, for the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default.

Section 2.04.          The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, for the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default.

Section 2.05.          The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 7.13(e) of the Credit Agreement, No Consolidated Net Loss, for the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default.

Section 2.06.          The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 7.19 of the Credit Agreement, Dealings with Coffman, with respect to advancement of approximately $129,000 utilized to pay certain Coffman expenses that have been disclosed to the Lenders and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default, provided that any such advances have been repaid or otherwise reimbursed to the Co-Borrowers in full prior to the date hereof.

Section 2.07.          The Co-Borrowers have requested that the Lenders waive the Co-Borrowers’ non-compliance with Section 3.2 of Amendment No. 20 and Waiver to Credit Agreement, dated as of August 27, 2009, requiring Consolidated EBITDA of not less than $460,000 for the month ending September 30, 2009, and any Default or Event of Default arising solely out of such non-compliance.  The Lenders hereby waive such non-compliance and any such Default or Event of Default.

ARTICLE III.

Conditions of Effectiveness.

Section 3.01.          This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Administrative Agent of (a) this Amendment and Waiver, duly executed by each Co-Borrower, Horowitz and Schorr, (b) the Horowitz Documents and the Horowitz Subordination Agreement, executed by each party thereto, (c) the Schorr Documents and the Schorr Subordination Agreement, executed by each party thereto, (d) evidence of the disbursement to the Co-Borrowers of the loans in the aggregate principal amount of $750,000 evidenced by the Horowitz Subordinated Note and the Schorr Subordinated Note, (e) a certificate of the Secretary or Assistant Secretary of each Co-Borrower, in form and substance satisfactory to the Administrative Agent, confirming that there have been no changes to each Co-Borrower’s governance documents, authorizing each Co-Borrower to execute and deliver this Amendment and Waiver, the Horowitz Documents, the Schorr Documents and the other documents to be delivered in connection herewith and therewith, (f) evidence satisfactory to the Administrative Agent that the assets of the Co-Borrowers are free and clear of all liens, except Permitted Liens, and (g) a draft copy of the audited consolidated balance sheet of P&F and its Subsidiaries as of December 31, 2009 and the related audited consolidated statements of income, shareholders equity and cash flow for the fiscal year then ended.

ARTICLE IV.

Representations and Warranties; Effect on Credit Agreement.

Section 4.01.          Each Co-Borrower hereby represents and warrants as follows:

a.             The recitals in this Agreement are true and correct in all respects.

b.             This Amendment and Waiver shall constitute a Loan Document.

c.             This Amendment and Waiver and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

d.             Upon the effectiveness of this Amendment and Waiver, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

e.             No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment and Waiver.

f.              No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement or any of the Obligations.

g.             All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific, Continental, Hy-Tech and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment and Waiver, the Horowitz Documents and the Schorr Documents, has been taken and remains in full force and effect.

h.             Each Co-Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents (if any) do not and will not (i) violate any law, rule, regulation or court order to which any Co-Borrower is subject; (ii) conflict with or result in a breach of any Co-Borrower’s articles or certificate of incorporation, certificate of limited partnership, bylaws or limited partnership agreement; (iii) conflict with or result in a breach of or any agreement or instrument to which any Co-Borrower is a party or by which it or its properties are bound, the violation of which would have a material adverse effect on the Co-Borrowers taken as a whole; or (iv) result in the creation or imposition of any Lien, security interest or encumbrance on any property of any Co-Borrower, whether now owned or hereafter acquired, other than Liens in favor of the Lenders.

Section 4.02.          Effect on Credit Agreement and Loan Documents.

a.             Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.             Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.             Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.             The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver.

e.             There is owing by Co-Borrowers under the Credit Agreement as of April 22, 2010, $19,237,000 in principal amount, together with accrued but unpaid interest thereon, without limitation of any other Obligations owing by Co-Borrowers, which amount is allocable to the Loans, as follows: Revolving Credit Loans: $13,900,000, Additional Term Loans: $5,337,000.

ARTICLE V.

Miscellaneous.

Section 5.01.          This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.

Section 5.02.          Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

Section 5.03.          This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.  Any signature delivered by a facsimile transmission shall be deemed to be an original signature hereof.

Section 5.04.          All legal expenses or other costs or out-of-pocket expenses incurred by the Administrative Agent and the Lenders, in connection with the preparation and negotiation of this Amendment and Waiver, all fees paid by Administrative Agent and the Lenders arising from such services and all expenses, costs, charges and other fees of such legal counsel of Administrative Agent and each Lender or relating to any of the events or actions described in this Amendment and Waiver shall constitute reimbursable expenses under the Loan Documents, shall be payable on demand by the Co-Borrowers to the Administrative Agent and the applicable Lender, and shall constitute Obligations secured by the Collateral until paid in full.  In addition, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with satisfying customary conditions to a full dominion and control asset based credit facility, including without limitation costs and expenses related to appraisals of the Co-Borrowers inventory and equipment and field exams, shall be payable on demand by the Co-Borrowers.  In regard to the foregoing, each Co-Borrower acknowledges that the Administrative Agent and each Lender, at its option, if such expenses are not fully paid when payment thereof is demanded, set off funds of such Co-Borrower on deposit with the Lender, and apply the proceeds derived therefrom to the payment of such then unpaid reimbursable expenses.

Section 5.05.          This Amendment and Waiver shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment and Waiver.

Section 5.06.          This Amendment and Waiver, together with the other Loan Documents  heretofore executed, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.  In entering into this Agreement, each Co-Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by either Lender or any employee or agent of either Lender, except for the agreements of Lenders set forth herein.

Section 5.07.          If any provision of this Amendment and Waiver shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

Section 5.08.          Any notices with respect to this Amendment and Waiver shall be given in the manner provided for in the Credit Agreement.

Section 5.09.          All representations, warranties, covenants, agreements, undertakings, waivers and releases of Co-Borrowers contained herein shall survive the termination of the Credit Agreement and payment in full of the Obligations.

Section 5.10.          No amendment, modification, rescission, waiver or release of any provision of this Amendment and Waiver shall be effective unless the same shall be in writing and signed by the parties hereto.

Section 5.11.          By signing below each Co-Borrower on its own behalf and on behalf of its successors and assigns hereby releases (i) each Lender and the Administrative Agent and all of the affiliates of each Lender and the Administrative Agent, and each of their respective successors and assigns, and (ii) all of the shareholders, directors, officers, employees, attorneys, agents and representatives of each Lender and the Administrative Agent and such affiliates, and their respective heirs, executors, successors and assigns (collectively, the “Released Persons”), from any and all claims, demands, liabilities, actions and causes of action of any nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent which any Co-Borrower had, has or may have had against any of the Released Persons arising out of or in any way relating to the Obligations, any Collateral (as defined in the Security Agreement), any Loan Document or any document, dealing or other matter in connection with any Loan Document or any Collateral referenced therein, in each case to the extent arising on or prior to the date hereof or out of, or relating to, actions, dealings or other matters occurring prior to the date hereof (including any action or omission of any Released Person prior to the date hereof), the negotiation and documentation of this Amendment and Waiver, and any of the transactions made or contemplated to be made hereunder or thereunder (collectively the “Released Claims”).  Each Co-Borrower acknowledges and agrees that (i) this release may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; and (ii) no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of such releases.

Section 5.12.          EACH LENDER AND EACH CO-BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY:

(a)           CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK;

(b)           AGREE THAT VENUE SHALL BE PROPER IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK; AND

(c)           WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT(S).

Section 5.13           Each of the Co-Borrowers acknowledges that upon the occurrence of an Event of Default, the Administrative Agent may set off and apply any funds in any account maintained with the Administrative Agent against any and all Obligations of the Co-Borrowers now or hereafter existing under the Credit Agreement.

(signature page follows)

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, LP.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each of the corporations named above

CITIBANK, NA., as a Lender and as Administrative Agent

By:	/s/ John. S. King
John. S. King
Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alan M. Harris
Alan M. Harris
Vice President

ACKNOWLEDGED AND AGREED

WITH RESPECT TO SECTIONS 1.14, 1.15 AND 3.01 HEREOF:

/s/ Richard A. Horowitz
Richard A. Horowitz

ACKNOWLEDGED AND AGREED

WITH RESPECT TO SECTION 3.01 HEREOF:

/s/ Marc Schorr
Marc Schorr

Exhibit W

Consolidating statements of operations - budget	Total	January	February	March	April	May	June	July	August	September	October	November	December
2010

Net Revenue	47,175,000	2,980,000	3,500,000	3,828,000	4,205,000	4,618,000	4,296,000	4,289,000	3,564,000	4,962,000	5,189,000	3,218,000	2,526,000
Cost of Goods Sold - Total	31,670,000	2,035,000	2,331,000	2,538,000	2,795,000	3,087,000	2,813,000	2,821,000	2,316,000	3,439,000	3,634,000	2,160,000	1,701,000

Gross Margin	15,505,000	945,000	1,169,000	1,290,000	1,410,000	1,531,000	1,483,000	1,468,000	1,248,000	1,523,000	1,555,000	1,058,000	825,000

Total Operating Expenses	15,054,000	1,218,000	1,303,000	1,369,000	1,285,000	1,254,000	1,295,000	1,254,000	1,205,000	1,275,000	1,242,000	1,200,000	1,154,000

Operating Income	451,000	(273,000)	(134,000)	(79,000)	125,000	277,000	188,000	214,000	43,000	248,000	313,000	(142,000)	(329,000)

Interest Expense - Net	1,035,000	68,000	103,000	105,000	109,000	111,000	111,000	73,000	71,000	70,000	66,000	74,000	74,000

Income (Loss) - Continuing Operations Before Tax	(584,000)	(341,000)	(237,000)	(184,000)	16,000	166,000	77,000	141,000	(28,000)	178,000	247,000	(216,000)	(403,000)

Taxes (Recovery) on Income	0	0	0	0	0	0	0	0	0	0	0	0	0

Net Income (Loss)	(584,000)	(341,000)	(237,000)	(184,000)	16,000	166,000	77,000	141,000	(28,000)	178,000	247,000	(216,000)	(403,000)

Net Income (Loss)	(584,000)	(341,000)	(237,000)	(184,000)	16,000	166,000	77,000	141,000	(28,000)	178,000	247,000	(216,000)	(403,000)

Adjustments:
Interest expense - net	1,035,000	68,000	103,000	105,000	109,000	111,000	111,000	73,000	71,000	70,000	66,000	74,000	74,000
Taxes (recovery) on income	0	0	0	0	0	0	0	0	0	0	0	0	0
Depreciation and amortization - fixed assets	1,710,000	142,000	142,000	143,000	142,000	142,000	144,000	142,000	142,000	143,000	142,000	142,000	144,000
Amortization - identifiable intangible assets	350,000	29,000	29,000	29,000	29,000	29,000	30,000	29,000	29,000	29,000	29,000	29,000	30,000
Share-based compensation	100,000	11,000	12,000	12,000	11,000	12,000	11,000	5,000	5,000	5,000	5,000	6,000	5,000

Total adjustments	3,195,000	250,000	286,000	289,000	291,000	294,000	296,000	249,000	247,000	247,000	242,000	251,000	253,000

EBITDA	2,611,000	(91,000)	49,000	105,000	307,000	460,000	373,000	390,000	219,000	425,000	489,000	35,000	(150,000)

Exhibit X

P & F Industries, Inc. and subsidiaries
Without WM Coffman
Balance Sheets - budget
Year Ending December 31, 2010	January	February	March	April	May	June	July	August	September	October	November	December
2010

Cash	0	0	0	0	0	0	0	0	0	0	0	0
Accounts Receivable - Net	5,820,000	6,022,000	7,148,000	7,821,000	8,359,000	8,735,000	8,425,000	7,681,000	8,255,000	11,036,000	10,018,000	5,911,000
Other Receivables	0	0	0	0	0	0	0	0	0	0	0	0
Inventories - Net	20,315,000	19,811,000	20,309,000	20,784,000	20,265,000	19,800,000	19,759,000	20,009,000	19,767,000	19,654,000	19,199,000	19,391,000
Income Tax Refunds Receivable	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000	0	0	0	0	0	0	0
Prepaid Expenses & Other	529,000	530,000	668,000	667,000	533,000	529,000	528,000	531,000	525,000	527,000	329,000	521,000
Assets of Discontinued Operations - Current	26,000	26,000	26,000	26,000	26,000	26,000	26,000	26,000	26,000	26,000	26,000	26,000
Deferred Tax Assets - Current	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000	1,584,000
Total Current Assets	29,474,000	29,173,000	30,935,000	32,082,000	31,967,000	30,674,000	30,322,000	29,831,000	30,157,000	32,827,000	31,156,000	27,433,000
Land	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000	1,550,000
Buildings and Improvements	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000	7,476,000
Machinery and Equipment	16,148,000	16,168,000	16,225,000	16,280,000	16,303,000	16,354,000	16,373,000	16,395,000	16,425,000	16,488,000	16,511,000	16,540,000
Property, Plant & Equipment	25,174,000	25,194,000	25,251,000	25,306,000	25,329,000	25,380,000	25,399,000	25,421,000	25,451,000	25,514,000	25,537,000	25,566,000
Accumulated Depreciation	(12,133,000)	(12,275,000)	(12,418,000)	(12,560,000)	(12,702,000)	(12,846,000)	(12,988,000)	(13,130,000)	(13,273,000)	(13,415,000)	(13,557,000)	(13,701,000)
Property, Plant & Equipment - Net	13,041,000	12,919,000	12,833,000	12,746,000	12,627,000	12,534,000	12,411,000	12,291,000	12,178,000	12,099,000	11,980,000	11,865,000
Investments in Subsidiaries	(9,231,000)	(9,365,000)	(9,499,000)	(9,633,000)	(9,767,000)	(9,901,000)	(10,035,000)	(10,169,000)	(10,303,000)	(10,437,000)	(10,571,000)	(10,699,000)
Deferred Tax Assets - Non-current	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000	4,792,000
Goodwill	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000	5,150,000
Other Intangible Assets	2,622,000	2,593,000	2,564,000	2,535,000	2,506,000	2,476,000	2,447,000	2,418,000	2,389,000	2,360,000	2,331,000	2,301,000
Intercompany Receivables from Parent	0	0	0	0	0	0	0	0	0	0	0	0
Other Assets	186,000	186,000	186,000	186,000	186,000	186,000	186,000	186,000	186,000	186,000	186,000	186,000
Intercompany Receivables from Subsidiaries - withi	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000	1,637,000
Intercompany Notes Receivable	7,647,000	7,687,000	7,726,000	7,766,000	7,806,000	7,846,000	7,885,000	7,925,000	7,965,000	8,005,000	8,045,000	8,090,000
Total Non-current Assets	25,844,000	25,599,000	25,389,000	25,179,000	24,937,000	24,720,000	24,473,000	24,230,000	23,994,000	23,792,000	23,550,000	23,322,000
Total Assets	55,318,000	54,772,000	56,324,000	57,261,000	56,904,000	55,394,000	54,795,000	54,061,000	54,151,000	56,619,000	54,706,000	50,755,000

Short-term Borrowings	13,905,000	13,829,000	14,571,000	15,036,000	15,244,000	15,027,000	14,734,000	14,702,000	13,855,000	16,105,000	16,166,000	12,802,000
Accounts Payable - Trade	2,177,000	2,222,000	3,466,000	4,179,000	3,691,000	2,578,000	2,392,000	1,992,000	2,972,000	3,167,000	1,680,000	1,778,000
Accrued Liabilities - Compensation	250,000	276,000	326,000	370,000	426,000	471,000	517,000	548,000	602,000	665,000	681,000	679,000
Accrued Liabilities - Other	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000	1,925,000
Acrrued Liabilities - Income Taxes	0	0	0	0	0	0	0	0	0	0	0	0
Total Accrued Liabilities	2,175,000	2,201,000	2,251,000	2,295,000	2,351,000	2,396,000	2,442,000	2,473,000	2,527,000	2,590,000	2,606,000	2,604,000
Current Maturities of Long-term Debt	5,001,000	4,978,000	4,958,000	4,928,000	4,909,000	4,889,000	4,868,000	4,840,000	4,820,000	4,820,000	4,820,000	4,810,000
Deferred Tax Liabilities - Current	0	0	0	0	0	0	0	0	0	0	0	0
Liabilities of Discontinued Ops - Current	30,000	30,000	30,000	30,000	30,000	30,000	30,000	30,000	30,000	30,000	30,000	30,000
Total Current Liabilities	23,288,000	23,260,000	25,276,000	26,468,000	26,225,000	24,920,000	24,466,000	24,037,000	24,204,000	26,712,000	25,302,000	22,024,000
Long-term Debt - Net of Current Maturities	3,991,000	3,832,000	3,674,000	3,526,000	3,368,000	3,209,000	3,052,000	2,904,000	2,778,000	2,620,000	2,461,000	2,314,000
Deferred Tax Liabilities - Non-current	0	0	0	0	0	0	0	0	0	0	0	0
Liabilities of Discontinued Ops - Non-current	320,000	320,000	320,000	320,000	320,000	320,000	320,000	320,000	320,000	320,000	320,000	320,000
Total Non-current Liabilities	4,311,000	4,152,000	3,994,000	3,846,000	3,688,000	3,529,000	3,372,000	3,224,000	3,098,000	2,940,000	2,781,000	2,634,000
Total Liabilities	27,599,000	27,412,000	29,270,000	30,314,000	29,913,000	28,449,000	27,838,000	27,261,000	27,302,000	29,652,000	28,083,000	24,658,000

Common Stock	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000	3,956,000
Adiitional Paid-in Capital	10,626,000	10,638,000	10,650,000	10,661,000	10,673,000	10,684,000	10,689,000	10,694,000	10,699,000	10,704,000	10,710,000	10,715,000
Retained Earnings	16,092,000	15,721,000	15,403,000	15,285,000	15,317,000	15,260,000	15,267,000	15,105,000	15,149,000	15,262,000	14,912,000	14,381,000
Treasury Stock	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)	(2,955,000)
Total Equity	27,719,000	27,360,000	27,054,000	26,947,000	26,991,000	26,945,000	26,957,000	26,800,000	26,849,000	26,967,000	26,623,000	26,097,000

Total Liabilities & Equity	55,318,000	54,772,000	56,324,000	57,261,000	56,904,000	55,394,000	54,795,000	54,061,000	54,151,000	56,619,000	54,706,000	50,755,000

Borrowing Base Summary
Total Availability	13,763,500	13,673,100	14,822,900	15,598,800	15,769,700	15,838,000	15,569,500	15,099,300	15,437,500	17,605,800	16,563,900	13,374,300

Revolver Balance	13,905,000	13,829,000	14,571,000	15,036,000	15,244,000	15,027,000	14,734,000	14,702,000	13,855,000	16,105,000	16,166,000	12,802,000

Excess (deficiency)	(141,500)	(155,900)	251,900	562,800	525,700	811,000	835,500	397,300	1,582,500	1,500,800	397,900	572,300